UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2026, Genprex, Inc. (“Genprex” or the “Company”) received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company’s common stock closed at less than $1.00 per share over the previous 30 consecutive business days and as a result is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”), and because the Staff determined that the Company is not eligible for any compliance period, the Staff had accordingly determined to delist the Company’s securities from Nasdaq unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). The Bid Price Requirement of the Nasdaq Listing Rules requires listed securities to maintain a minimum bid price of $1.00 per share. In accordance with Listing Rule 5810(c)(3)(A)(iv), a company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) in certain circumstances including if the company has effected a reverse stock split over the prior one-year period.  Genprex effected a reverse stock split on October 21, 2025, and accordingly, the Staff determined that the Company is not eligible for a 180-day compliance period under Rule 5810(c)(3)(A) to demonstrate compliance with the Bid Price Requirement.

Accordingly, Genprex fully intends to timely request a hearing before the Panel. The Company’s request for a hearing will automatically stay any suspension or delisting action by the Staff pending the hearing and the expiration of any additional extension period that may be granted by the Panel following the hearing. The Company intends to continue to take definitive steps in an effort to evidence compliance with the Bid Price Requirement, including by effecting a reverse stock split, if necessary. However, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with the Bid Price Requirement within any extension period that may be granted by the Panel or maintain compliance with the other Nasdaq listing requirements.

Item 8.01 Other Events.

Risk Factors

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 30, 2026, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Securities and Exchange Commission on May 13, 2026.

Our common stock is currently listed on The Nasdaq Capital Market. If we fail to regain compliance with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. On June 10, 2026, we received a letter from Nasdaq indicating that, based upon our lack of compliance with the with the requirement under Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq (the “Bid Price Requirement”) and our ineligibility for a 180 calendar day compliance period, the Listing Qualifications Staff of Nasdaq had determined to delist our securities from Nasdaq unless we timely request a hearing before a Nasdaq Hearings Panel (the “Panel”).  Accordingly, we intend to timely request a hearing before the Panel.  Our request for a hearing will automatically stay any suspension or delisting action by the Staff pending the hearing and the expiration of any additional extension period that may be granted by the Panel following the hearing. We intend to continue to take definitive steps in an effort to evidence compliance with the Bid Price Requirement; however, there can be no assurance that the Panel will grant our request for continued listing or that we will be able to evidence compliance with the Bid Price Requirement within any extension period that may be granted by the Panel, or that we will be able to maintain compliance with the Bid Price Requirement or the other Nasdaq continued listing requirements.

We will continue to monitor the closing bid price of our common stock and may, if appropriate, consider available options, including implementation of a reverse stock split of our common stock, to regain compliance with the Bid Price Requirement. To regain compliance with the Bid Price Requirement, the closing bid price of our common stock must be at least $1.00 for a minimum of 10 consecutive business days, subject to the Panel’s discretion to extend such 10-day period. To the extent we implement a reverse stock split to facilitate compliance with the Bid Price Requirement and maintenance of our Nasdaq listing, the announcement and implementation of the reverse stock split could negatively affect the price of our common stock. We cannot assure you that the prices for shares of the common stock after a reverse stock split would increase proportionately to prices for shares of our common stock immediately before a reverse stock split. Furthermore, even if the market price of our common stock did rise following a reverse stock split, we cannot assure you that the market price of our common stock immediately after a reverse stock split would be maintained for any period of time. There is also the possibility that liquidity may be adversely affected by the reduced number of shares which would be issued and outstanding when a reverse stock split is effected, particularly if the price per share of our common stock were to begin a declining trend after the reverse stock split is effected. Accordingly, our total market capitalization after a reverse stock split may be lower than the market capitalization before such reverse stock split.

We must regain compliance with Nasdaq’s Bid Price Requirement of $1.00 per share (and must continue to maintain compliance with Nasdaq’s other continued listing requirements), or risk delisting, which could have a material adverse effect on our business. If our common stock is delisted from Nasdaq, it could result in a corresponding material reduction in the price of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, contractual counterparties and employees and fewer business development opportunities. If our common stock were delisted, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s ability to regain and maintain compliance with the Bid Price Requirement, and maintain compliance with the other continued listing requirements of Nasdaq and maintain the listing of the Company’s common stock; statements about the future listing of the Company’s common stock; statements about the Company’s intentions and plans for addressing the Nasdaq Minimum Bid Price listing deficiency and the related Nasdaq delisting determination and anticipated Panel hearings process, including statements about plans for regaining compliance and intended actions following the Nasdaq Panel hearing and Panel decision; and statements about the Company’s intentions and plans including anticipated actions and requests in connection with the Nasdaq process, requests for a Panel hearing; statements about requested relief from Nasdaq or the hearing Panel or the type of relief that may be available, including the Panel hearing process staying any suspension or delisting action and the possibility of whether the Company’s common stock is able to maintain its listing or is ultimately delisted; statements regarding plans that the Company may implement or actions that the Company may take in furtherance of regaining compliance, including possible implementation of a reverse stock split and the potential benefits and risks thereof; statements about the Company’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: June 12, 2026	By:	/s/ Ryan M. Confer
Ryan M. Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)